Exhibit 10.6

FOURTH AMENDMENT TO

CARDINAL HEALTH, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN, AS AMENDED

This Fourth Amendment (the “Fourth Amendment”) to the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as last amended by the Third Amendment thereto dated August 8, 2007 (the “Plan”), is effective as of the date on which the separation of CareFusion Corporation, a Delaware corporation, from Cardinal Health, Inc., an Ohio corporation (the “Company”), is effective, pursuant to resolutions of the Board of Directors of the Company, adopted by unanimous written consent dated August 27, 2009.

1. The first paragraph of Section 2 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

“The Plan shall be administered by the Human Resources and Compensation Committee (the “Committee”) of the Board which shall have the power and authority to grant to eligible employees Stock Options, Restricted Shares, Performance Shares, Performance Share Units and Incentive Compensation Restricted Shares. In particular, the Committee shall have the authority to: (i) select employees of the Company as recipients of awards; (ii) determine the number and type of awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any award; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any award granted and any agreements relating thereto; and (vi) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee’s sole discretion and shall be final and binding on all persons.”

2. Subsection (h) of Section 5 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

“(h) Other Termination of Employment. If an optionee’s employment by or service to the Company terminates for any reason other than death or retirement, or disability, any Stock Option held by such optionee which has not vested on such date of termination will automatically terminate on the date of such termination. Unless otherwise determined by the Committee at or after grant or termination, the optionee (or a transferee) will have ninety (90) days (or such other period as the Committee may specify at or after grant or termination) from the date of termination to exercise any and all Stock Options that are then exercisable on the date of termination; provided, however, that if the termination was for Cause, any and all Stock Options held by that optionee may be immediately canceled by the Committee. For purposes of the Plan, “Cause” means on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any subsidiary, or the intentional and repeated violation of the written policies or procedures of the Company. For purposes of this Section 5(h), if a participant continues employment or service with CareFusion Corporation, a Delaware corporation (“CareFusion”), or any of its affiliates after the effective time of the distribution of the common stock of CareFusion to the holders of Shares, which is expected to be 11:59 P.M., New York City time, on August 31, 2009 (the “Distribution Effective Time”), then such participant’s employment shall not be deemed to have been terminated until such participant ceases to be a full-time employee of CareFusion or any of its affiliates.”

3. The following subsection 5(k) is hereby inserted immediately after subsection 5(j):

“(k) Effect of Spin-Off. Other than with respect to those Options or employment or severance arrangements that may provide for terms more beneficial to the grantee, if (i) the termination of employment of the grantee as a result of, and within fifteen (15) months after, the separation of the Company’s Clinical and Medical Products businesses by means of a spin-off of those businesses to the Company’s shareholders, and (ii) the grantee was classified as an executive-level employee in accordance with the Company’s human resources system at termination of employment or had at least ten (10) years of continuous service with the Company and its affiliates, including service with an affiliate of the Company prior to the time that such affiliate became an affiliate of the Company, then the vested Options shall remain exercisable until the earlier of the second (2nd) anniversary of such termination of employment (or any later date until which it would remain exercisable by its terms) or the expiration of its original term.”

4. Subsection (c) of Section 6 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

“(c) Share Restrictions. Subject to the provisions of this Plan and the applicable Restricted Share or Restricted Share Unit Award Agreement, during a period set by the Committee commencing with the date of such award and ending on such date as determined by the Committee at grant (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares or Restricted Share Units awarded under the Plan. In no event shall more than an aggregate of ten percent (10%) of the Shares authorized for issuance under this Plan (as adjusted as provided in Section 4) be granted in the form of Restricted Shares or Restricted Share Units having a restriction period of less than three (3) years. The Committee shall have the authority, in its absolute discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares or Restricted Share Units or to remove any or all restrictions after the grant of such Restricted Shares or Restricted Share Units, provided, however, that such discretion shall be exercised subject to the limitations set forth in the preceding sentence, excluding discretion exercised in connection with a Grantee’s termination of employment from the Company. Unless otherwise determined by the Committee at or after grant or termination, if a participant’s employment by or service to the Company terminates during the Restriction Period, all Restricted Shares or Restricted Share Units held by such participant still subject to restriction shall be forfeited by the participant. For purposes of this Section 6(c), if a participant continues employment or service with CareFusion or any of its affiliates after the Distribution Effective Time, then such participant’s employment shall not be deemed to have been terminated until such participant ceases to be a full-time employee of CareFusion or any of its affiliates.”

5. The following paragraph is hereby inserted immediately after Section 10(a)(iii):

“Notwithstanding anything in this Plan or any award agreement evidencing an award granted under this Plan to the contrary, after the Distribution Effective Time, this Section 10(a) shall not apply to any award granted under this Plan to an employee who, after the Distribution Effective Time, is employed by CareFusion or any of its affiliates.”

6. Section 11 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

“The Board or the Committee may amend, alter or discontinue the Plan; provided, however, no amendment, alteration or discontinuation shall be made (i) which would impair the rights of an optionee, participant or transferee pursuant to Section 5(e) under any award theretofore granted, without the optionee’s, participant’s or transferee’s consent, except for amendments made to cause the Plan or such award to comply with applicable law, stock exchange rules or accounting rules, or (ii) without the approval of CAH’s shareholders to the extent such approval is required by applicable law, regulation or stock exchange rule.

The Committee may amend the terms of any award theretofore granted (except an Outside Director Option), prospectively or retroactively; provided no such amendment shall impair the rights of any holder without the holder’s consent, unless it is made to cause the Plan or such award to comply with applicable law, stock exchange rules or accounting rules; provided, further, no Stock Option may be amended so as to decrease the exercise price of such Stock Option to reflect a decrease in the fair market value of the underlying stock.

Subject to the above provisions, the Board or the Committee shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments.”

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